UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 15, 2018

T-MOBILE US, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-33409	20-0836269
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12920 SE 38th Street
Bellevue, Washington		98006-1350
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (425) 378-4000

(Former Name or Former Address, if Changed Since Last Report):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth under Item 5.03 below is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 16, 2018, T-Mobile US, Inc. (the “Company”) filed a Certificate of Elimination of 5.50% Mandatory Convertible Preferred Stock, Series A, Par Value $0.00001 Per Share (the “Certificate of Elimination”) with the Secretary of State of the State of Delaware to eliminate from the Company’s Fourth Amended and Restated Certificate of Incorporation all matters set forth in the Certificate of Designations of 5.50% Mandatory Convertible Preferred Stock, Series A, Par Value $0.00001 Per Share (the “Certificate of Designations”), which Certificate of Designations was previously filed with the Secretary of State of the State of Delaware on December 12, 2014.

As previously disclosed, on December 15, 2017, all outstanding shares of the Company’s 5.50% Mandatory Convertible Preferred Stock, Series A (the “Preferred Stock”) automatically converted into shares of the Company’s common stock, and no shares of Preferred Stock remain outstanding.

The forgoing description of the Certificate of Elimination does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the full text of the Certificate of Elimination which is attached hereto as Exhibit 3.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit	Description

3.1	Certificate of Elimination of 5.50% Mandatory Convertible Preferred Stock, Series A, Par Value $0.00001 Per Share, dated February 15, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

T-MOBILE US, INC.

February 22, 2018	/s/ J. Braxton Carter
J. Braxton Carter
Executive Vice President and Chief Financial Officer